CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GRANT ENTERPRISES, INC.

______________________________________________________________________________

Grant Enterprises, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.  The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

“Fourth: The total number of shares of stock of which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), which shall be divided into two classes as follows: One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share.

Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 0.925 of a share of common stock, $0.001 par value per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 0.925.”

2.  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

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[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, Grant Enterprises, Inc. has caused this Certificate to be executed by its duly authorized officer on this 26th day of July, 2007.

GRANT ENTERPRISES, INC.

By: /s/ Shahin Shadmer
     Name: Shahin Shadmer
     Title: President